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                                                                  Exhibit 10.1.2


                               FIFTH AMENDMENT TO
                 AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN
                                       OF
                              MKS INSTRUMENTS, INC.

The Amended and Restated 1995 Stock Incentive Plan, as amended be and hereby is amended as follows:

         by deleting the first sentence of Section 4(b) thereof in its entirety and inserting in lieu thereof the following:

         "Subject to adjustment under Section 4(c), for Awards granted after the Common Stock (as defined below in Section 4(d)) is registered under the Exchange Act, the maximum number of shares with respect to which Awards may be granted to any Participant under the Plan shall be 900,000 per calendar year."

Adopted by the Board of Directors on April 23, 2002.